Exhibit 10.43

TARVEDA THERAPEUTICS, INC.

NONDISCLOSURE, NONCOMPETITION AND

ASSIGNMENT OF INTELLECTUAL PROPERTY AGREEMENT

In consideration and as a condition of my employment by Tarveda Therapeutics, Inc., a Delaware corporation (the “Company”), and of the compensation to be paid to me, and in recognition of the fact that as an employee of the Company I will or may have access to confidential information, I agree with the Company as follows:

1. Performance. I agree to perform my assigned duties diligently, conscientiously, and with reasonable skill, and shall comply with all rules, procedures and standards promulgated from time to time by the Company with regard to my conduct and my access to and use of the Company’s property, equipment and facilities. Among such rules, procedures and standards are those governing ethical and other professional standards for dealing with customers, government agencies, vendors, competitors, consultants, employees, and the public-at-large, rules respecting attendance, punctuality, and hours of work, security provisions designed to protect Company property and the personal security of Company employees, and rules and procedures designed to protect the confidentiality of proprietary information. The Company agrees to make reasonable efforts to inform me of such rules, standards and procedures as are in effect from time to time.

2. No Conflicts. I hereby represent, warrant and agree (i) that I have the full right to enter into this Agreement and perform the services required of me hereunder, without any restriction whatsoever; (ii) that in the course of performing services hereunder, I will not violate the terms or conditions of any agreement between me and any third party or infringe or wrongfully appropriate any patents, copyrights, trade secrets or other intellectual property rights of any person or entity anywhere in the world; (iii) that I have not and will not disclose or use during my employment by the Company any confidential information that I acquired as a result of any previous employment or consulting arrangement or under a previous obligation of confidentiality; and (iv) that I have disclosed to the Company in writing any and all continuing obligations to previous employers or others that require me not to disclose any information to the Company.

3. “Field of Interest” shall mean the field of oncology or other disease areas where the Company is actively discovering, developing, or commercializing: (i) therapeutic or diagnostic products that feature an active pharmaceutical ingredient (“API”) or diagnostic agent conjugated to a targeting ligand that may comprise a natural peptide, engineered or modified peptide, small molecule, or other targeting moiety; or (ii) approaches for modifying the pharmacokinetics and/or modifying the target tissue or normal tissue delivery of those therapeutics and/or diagnostics either defined in (i) or otherwise being developed by the Company, including but not limited to: (x) incorporation into particles (including nanoparticles, liposomes, exosomes or other particle constructs), (y) attachment or association with other chemistries, such as attachment to albumin or PEG, and (z) modifying the pharmacokinetics and/or the target tissue or normal tissue distribution.

4. Confidential Information. I understand that the Company continually obtains and develops valuable proprietary and confidential information concerning its scientific or business affairs (the “Confidential Information” (as defined below)) which may become known to me in connection with my employment by the Company. I acknowledge that all Confidential Information (as defined below), whether or not in writing and whether or not labeled or identified as confidential or proprietary, is and shall remain the exclusive property of the Company or the third party providing such information to me or the Company. While engaged by the Company and thereafter, I shall not, directly or indirectly, use any Confidential Information (as defined below) other than pursuant to my employment by and for the benefit of the Company, or disclose or otherwise make available any Confidential Information to anyone outside of the Company, whether by private communication, public address, publication or otherwise, or disclose or otherwise make available any Confidential Information to anyone within the Company who has not been authorized to receive such information, except as directed in writing by an authorized representative of the Company. The term “Confidential Information” as used throughout this Agreement shall mean all trade secrets, proprietary information, know- how, data, designs, specifications, processes, customer lists and other technical or business information (and any tangible evidence, record or representation thereof), disclosed to me at any time, whether before or after execution of this Agreement, whether prepared, conceived or developed by a consultant or an employee of the Company (including myself) or received by the Company from an outside source, which is in the possession of the Company (whether or not the property of the Company), which in any way relates to the present or future business of the Company, which is maintained in confidence by the Company, or which might permit the Company or its customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information. Without limiting the generality of the foregoing, Confidential Information shall include without limitation:

(a) any idea, improvement, invention, innovation, development, concept, technical or clinical data, design, formula, device, pattern, sequence, method, process, machine, manufacturing method, composition of matter, computer program, or software, source code, object code, algorithm, model, diagram, flow chart, chip masking specification, user manual, training or service manual, product specification, plan for a new or revised product, sample, compilation of information, or work in process, or parts thereof, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form); and

(b) the name of any employee, consultant, supplier, customer or prospective customer, or any other customer or prospective customer information, any sales plan, marketing material, plan or survey, business plan or opportunity, product or development plan or specification, business proposal, financial record, or business record or other record or information relating to the present or proposed business of the Company or any customer.

Confidential Information is contained in various media, including without limitation, patent applications, research data and observations, records of clinical trials, computer programs in object and/or source code, technical specifications, laboratory notebooks, supplier and customer lists, internal financial data and other documents and records of the Company.

I may disclose Confidential Information to (i) directors, employees, consultants and representatives of the Company, to (ii) my accountants, financial advisors and counsel, who have a bona fide need to know such information and who are bound by an obligation not to use or disclose such information without authorization from the Company and to (iii) other parties that enter into confidentiality or non-disclosure agreements with the Company and to whom such

Confidential Information will be disclosed for legitimate business purposes of the Company. I agree that I shall use such Confidential Information only in the performance of my duties for the Company and in accordance with any Company policies with respect to the protection of Confidential Information. I agree not to use such Confidential Information for my own benefit or for the benefit of any other person or business entity.

I agree to exercise all reasonable precautions to protect the integrity and confidentiality of Confidential Information in my possession and not to remove any materials containing Confidential Information from the Company’s premises except to the extent necessary to my employment for the benefit of the Company. Upon the termination of my employment by the Company, or at any time upon the Company’s request, I shall return immediately to the Company any and all tangible materials containing any Confidential Information then in my possession or under my control and destroy any intangible copies of such Confidential Information.

Notwithstanding the foregoing, the term Confidential Information shall not apply to information which the Company has voluntarily disclosed to the public without restriction, or which has otherwise lawfully entered the public domain.

I understand that the Company from time to time has in its possession information which is claimed by customers and others to be proprietary and which the Company has agreed to keep confidential. I agree that all such information shall be Confidential Information for purposes of this Agreement.

5. Ownership and Assignment of Intellectual Property. I agree that all originals and all copies of all manuscripts, drawings, prints, manuals, diagrams, letters, notes, notebooks, reports, models, records, files, memoranda, plans, sketches and all other documents and materials containing, representing, evidencing, recording, or constituting any Confidential Information (as defined in Section 4 above), however and whenever produced (whether by myself or others) during the course of my employment with the Company, shall be the sole property of the Company.

I agree that all Confidential Information and all other discoveries, inventions, ideas, concepts, trademarks, service marks, logos, processes, products, formulas, computer programs or software, source codes, object codes, algorithms, machines, apparatuses, chemical or biological materials, items of manufacture or composition of matter, or any new uses therefor or improvements thereon, or any new designs or modifications or configurations of any kind, or works of authorship of any kind, including, without limitation, compilations and derivative works, whether or not patentable or copyrightable, conceived, developed, reduced to practice or tangible medium or otherwise made by me, either alone or with others, and in any way related to the Field of Interest or to tasks assigned to me during the course of my employment by the Company, whether before or after execution of this Agreement, whether or not made during my regular working hours, whether or not conceived, developed, reduced to practice or made on the Company’s premises and whether or not disclosed by me to the Company (collectively “Company Inventions” and each individually an “Invention”), and any and all services and products which embody, emulate or employ any such Invention or Confidential Information shall be the sole property of the Company and all copyrights, patents, patent rights, trademarks and reproduction rights to, and other proprietary rights in, each such Invention or Confidential Information, whether or not patentable or copyrightable, shall belong exclusively to the Company.

I agree to, and hereby do, assign to the Company all my right, title and interest throughout the world in and to all Company Inventions and to anything tangible which evidences, incorporates, constitutes, represents or records any Invention. I agree that all Company Inventions shall constitute works made for hire under the copyright laws of the United States and hereby assign and, to the extent any such assignment cannot be made at present, I hereby agree to assign to the Company all copyrights, patents and other proprietary rights I may have in any Company Inventions, together with the right to file for and/or own wholly without restriction United States and foreign patents, trademarks, and copyrights. I agree to waive, and hereby waive, all moral rights or proprietary rights in or to any Company Inventions and, to the extent that such rights may not be waived, agree not to assert such rights against the Company or its licensees, successors or assigns.

During and after my employment by the Company, I shall cooperate with the Company, at the Company’s expense, in obtaining proprietary protection for the Company Inventions and I shall execute all documents which the Company shall reasonably request in order to perfect the Company’s rights in the Company Inventions. I hereby appoint the Company my attorney-in-fact to execute and deliver any such documents on my behalf in the event I should fail or refuse to do so within a reasonable period following the Company’s request. It is understood that my reasonable out-of-pocket expenses incurred at the request of the Company under this Section will be reimbursed by the Company.

I hereby certify Exhibit A contains a complete list of all inventions related to the business or proposed business of the Company, made, conceived or first reduced to practice by me, under my direction or jointly with others prior to my employment with the Company (the “Prior Inventions”) and which are not assigned to the Company hereunder. If no such list is attached, I represent that there are no such Prior Inventions.

6. Obligation to Keep Records. I shall make and maintain adequate and current written records of all Company Inventions, including notebooks and invention disclosures, which records shall be available to and remain the property of the Company at all times. I shall disclose all Company Inventions promptly, fully and in writing to the Company immediately upon production or development of the same and at any time upon request.

7. Obligation to Cooperate. I will, at any time during my engagement, or after it terminates, upon request of the Company, execute all documents and perform all lawful acts which the Company considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement without further compensation of any kind. Without limiting the generality of the foregoing, I will assist the Company in any reasonable manner to obtain for its own benefit patents or copyrights in any and all countrie s with respect to all Company Inventions assigned pursuant to Section 5, and I will execute, when requested, patent and other applications and assignments thereof to the Company, or persons designated by it, and any other lawful documents deemed necessary by the Company to can-y out the purposes of this Agreement, and I will further assist the Company in every way to enforce any patents and copyrights obtained, including, without limitation, testifying in any suit or proceeding involving any of said patents or copyrights or executing any documents deemed necessary by the Company, all without further consideration than provided for herein. It is understood that reasonable out-of-pocket expenses of my assistance incurred at the request of the Company under this Section will be reimbursed by the Company.

8. Noncompetition. During my engagement with the Company and for a period of 12 months after the termination of my engagement with the Company for any reason (the “Restricted Period”), I shall not, on my own behalf, or as owner, manager, stockholder, consultant, director, officer, or employee of any business entity (except as a holder of not more than one (1%) percent of the stock of a publicly held company) participate, directly or indirectly, in any capacity, in any business activity that is related to the Field of Interest without prior written consent from the Company, which shall not be unreasonably withheld.

9. Nonsolicitation of Personnel. During the Restricted Period, I shall not solicit, induce, attempt to hire, or hire any employee of, or consultant to, the Company (or any person who may have been employed or engaged by the Company during the term of my engagement with the Company), or assist in such hiring by any other person or business entity or encourage any such employee or consultant to terminate his or her employment or engagement with the Company.

10. Nonsolicitation of Customers. During the Restricted Period, and except to the extent required in order to perform my duties under an employment or consulting agreement with the Company, I shall not solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by me in connection with my engagement by the Company; provided, however, that I may solicit business from such customers and prospective customers if it is not related to the Field of Interest.

11. Return of Property. Upon termination of my engagement with the Company, or at any other time upon request of the Company, I shall return promptly any and all customer or prospective customer lists , other customer or prospective customer information or related materials, computer programs, software, electronic data, specifications, drawings, blueprints, data storage devices, reproductions, sketches, notes, notebooks, memoranda, reports, records, proposals, business plans, or copies of them, other documents or materials, tools, equipment, or other property belonging to the Company or its customers which I may then possess or have under my control. I further agree that upon termination of engagement I shall not take with me any documents or data in any form or of any description containing or pertaining to Confidential Information or Company Inventions.

12. Other Obligations. I acknowledge that the Company from time to time may have agreements with other persons, including the government of the United States or other countries and agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

13. Miscellaneous

(a) This Agreement contains the entire and only agreement between me and the Company with respect to the subject matter hereof, superseding any previous oral or written communications , representations, understandings, or agreements with the Company or any officer or representative hereof. In the event of any inconsistency between this Agreement and any other contract between me and the Company, the provisions of this Agreement shall prevail.

(b) My obligations under this Agreement shall survive the termination of my engagement with the Company regardless of the manner of or reasons for such termination, and regardless of whether such termination constitutes a breach of any other agreement I may have with the Company. My obligations under this Agreement shall be binding upon my heirs, assigns, executors, administrators and representatives, and the provisions of this Agreement shall inure to the benefit of and be binding on the successors and assigns of the Company.

(c) If any provision of this Agreement shall be determined to be unenforceable by any court of competent jurisdiction by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If, after application of the immediately preceding sentence, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this paragraph, any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

(d) I acknowledge and agree that violation of this Agreement by me would cause irreparable harm to the Company not adequately compensable by money damages alone, and I therefore agree that, in addition to all other remedies available to the Company at law, in equity or otherwise, the Company shall be entitled to injunctive relief to prevent an actual or threatened violation of this Agreement and to enforce the provisions hereof, without showing or proving any actual damage to the Company or posting any bond in connection therewith.

(e) No failure by the Company to insist upon strict compliance with any of the terms, covenants, or conditions hereof, and no delay or omission by the Company in exercising any right under this Agreement, will operate as a waiver of such terms, covenants, conditions or rights. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(f) This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing signed by me and the Company.

(g) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. This Agreement is executed under seal.

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BY PLACING MY SIGNATURE HEREUNDER, I ACKNOWLEDGE THAT I HAVE READ ALL THE PROVISIONS OF THIS NONDISCLOSURE, NONCOMPETITION AND ASSIGNMENT OF INTELLECTUAL PROPERTY AGREEMENT AND THAT I AGREE TO ALL OF ITS TERMS.

Date: ______________________
[Executive]
Address:

Accepted and Agreed:

TARVEDA THERAPEUTICS, INC.

Date: ______________________	By:
Name:
Title:

EXHIBIT A

Prior Inventions

The following is a complete list of all Prior Inventions

______     No Prior Inventions

______     See below for description of Prior Inventions

PAT. NO.	Title

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